Exhibit 10.7

DKR VENTURES, LLC

May 8, 2014

Paulson Capital (Delaware) Corp.
1331 NW Lovejoy Street, Suite 720

Portland, Oregon 97209

Attn: Trent Davis

Variation Biotechnologies (US), Inc.
222 Third Street, Suite 2241
Cambridge, MA 02142
Attn: Jeff Baxter

Dear Sirs:

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 8, 2014 (the “Execution Date”), by and among Variation Biotechnologies (US), Inc., a Delaware corporation (the “Company”); Paulson Capital (Delaware) Corp., a Delaware corporation (“Parent”); and VBI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

The undersigned holder (the “Holder”) of securities of Parent (consisting exclusively of (A) securities acquired upon the purchase or exercise of any securities acquired (the “Units”) pursuant to that certain Subscription Agreement dated as of July 25, 2013 (the “SPA”) and (B) securities issued in replacement of the Units and securities issued thereunder upon conversion, exercise, exchange or adjustment pursuant to the Merger Agreement, on an as-converted, or as-exercised basis, if applicable, and without regard to any limitations on conversion or exercise applicable thereto, if any, collectively, the “Restricted Securities”), in each case, as described on the signature page of the undersigned holder, agrees with Parent and the Company as follows:

During the period commencing on the Execution Date and ending on the earlier of: (a) the time of consummation of the merger contemplated by the Merger Agreement (the “Merger Time”, and such merger, the “Merger”), (b) the termination of the Merger Agreement by any party thereto, (c) September 23, 2014 (the “Merger Deadline”) or (d) any breach by Parent of any term of this Leak-Out Agreement or Section 2(d) of the SPA (Favored Nations Provision), if not cured within 5 business days following delivery of written notice of such breach by Holder to Parent (“Cured”), neither the Holder, nor any of its Affiliates, successors or assigns, collectively, shall (i) sell more than the Pre-Merger Sale Limit (as defined below) of Restricted Securities in any calendar month or (ii) sell any Restricted Securities for less than $1.00 per share (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events); provided, that the forgoing restrictions shall not apply to any sale of Restricted Securities at a price equal to or greater than $3.00 per share (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events).

If the Merger Time occurs prior to the Merger Deadline, then during the period commencing at the Merger Time and ending on the earlier of: (a) the 180th calendar day immediately following the calendar day on which the Merger Time occurs, (b) the time of filing with the Securities and Exchange Commission by Parent (or any of its subsidiaries) of any registration statement (other than on Form S-8), including without limitation, Form S-1, S-4 or S-3, with respect to the issuance or resale of any securities of Parent (or any of its subsidiaries) (other than a registration statement solely registering Restricted Securities held by an original Unit purchaser under the SPA or their respective Affiliates, successors or assigns (c) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any securities of Parent from all, or any part, of any leak-out agreement, transfer or sale restrictions set forth in any other leak-out agreement entered into in connection with the Merger or otherwise or (d) any breach by Parent of any term of this Leak-Out Agreement that is not Cured, neither the Holder, nor any of its Affiliates, collectively, shall (i) sell more than the Post-Merger Sale Limit (as defined below) of Restricted Securities in any calendar month or (ii) sell any Restricted Securities for less than $0.50 per share (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events); provided, that the forgoing restrictions shall not apply to any sale of Restricted Securities at a price equal to or greater than $3.00 per share (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events).

For the purpose of this Leak-Out Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

“Cumulative Unsold Amount” means, with respect to any date of determination, the difference of (i) Eight Hundred Thousand (800,000) Restricted Securities (on an as converted to common stock basis and subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events), less (ii) the aggregate number of Restricted Securities sold by the Holder and its Affiliates, successors and assigns, collectively (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events), in the calendar month immediately prior to the calendar month in which such date of determination occurs.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental or any department or agency thereof.

“Post-Merger Sale Limit” means, with respect to any date of determination, such number of Restricted Securities equal to the greater of (i) Five Hundred Thousand (500,000) Restricted Securities (on an as converted to common stock basis and subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events) or (ii) the Cumulative Unsold Amount as of such date of determination, in each case prorated for the first partial month, if any, and the last partial month, if any, in such period in which the date of determination occurs.

“Pre-Merger Sale Limit” means, with respect to any date of determination, such number of Restricted Securities equal to the greater of (i) Four Hundred Thousand (400,000) Restricted Securities (on an as converted to common stock basis and subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events) or (ii) the Cumulative Unsold Amount as of such date of determination, in each case prorated for the first partial month, if any, and the last partial month, if any, in such period in which the date of determination occurs.

Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company, Parent and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Parent represents and warrants to the Company that none of the Unit purchasers, nor any of their respective Affiliates, have purchased securities of Parent from Parent other than the Restricted Securities.  The Holder represents and warrants to the Company that neither the Holder, nor any of its respective Affiliates, have purchased securities of Parent from Parent other than the Restricted Securities.

Parent further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person entering into a Leak-Out agreement who is a Unit Purchaser under the SPA (or in connection with any lockup or leak-out agreement entered in connection with the Merger Agreement or the Merger) (collectively, “Other Agreement”) with respect to any consent, release, amendment, settlement or waiver of the terms, conditions or transactions herein or in such Other Agreement, is or will be more favorable to such Person than those set forth in this Leak-Out Agreement or provided to any Person unless the provisions of this paragraph are complied with. If, and whenever on or after the date hereof, Parent desires to provide terms which might affect any of the actions prohibited in the immediately preceding sentence, then (i) Parent shall provide the Holder with notice thereof (x) at least two (2) business days prior to such date and (y) upon the consummation thereof the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or Parent, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to Parent at any time prior to the expiration of such two (2) business day period the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall continue to apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder, provided, further, that the on and following the execution of the Merger Agreement, until the Merger has occurred or the Merger Agreement is terminated without such a closing, Company must agree in writing to any such action prior to Parent taking such action. Notwithstanding anything herein to the contrary, no agreement with the purchasers of Parent’s common stock issued pursuant to those certain Subscription Agreements dated as of January 29, 2014 in the aggregate amount of $250,000 (any such agreement, a “January PIPE Investor Agreement”) shall constitute an Other Agreement requiring any notice or adjustment hereunder, provided, however, that such January PIPE Investor Agreement is not amended, modified or waived subsequent to its original date of effectiveness, in which case, such January PIPE Investor Agreement shall thereafter constitute an Other Agreement for purposes hereunder.

Upon Parent filing a Current Report on Form 8-K and a preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission describing all the material terms of the transactions contemplated by the Merger Agreement, including, without limitation, this Leak-Out Agreement, in the forms required by the Securities Exchange Act of 1934, as amended, and attaching this form of Leak-Out Agreement as an exhibit thereto, which Parent agrees to file with the Securities and Exchange Commission no later than four (4) business days following the Execution Date, Parent shall have disclosed all material, non-public information (if any) delivered prior to the Merger Time to the Holder by Parent or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Merger Agreement and this Leak-Out Agreement.

Provided there have been no changes in applicable law, rule, or regulation or interpretation by the Staff of the Securities and Exchange Commission following the Execution Date, Parent agrees not to take any position contrary to that of the holding period of the Restricted Securities tacking back to July 25, 2013, the original issue date of the Restricted Securities (or, as applicable, such securities convertible or exercisable into Restricted Securities (assuming for such purpose that any warrants to purchase Common Stock of Parent, if any, are exercised on a cashless basis)). Parent shall use reasonable best efforts to cause Parent’s transfer agent to timely obtain and process (at Parent’s sole cost and expense) such opinions of counsel (the “Opinion Firm”) as Parent’s transfer agent may require or request in connection with the removal of any restrictive legend and Parent shall provide such required undertakings, certificates, documentation and additional information as such transfer agent and Opinion Firm shall require in connection with such activities. As a condition to the issuance of each such opinion and transfer agent actions, Parent and its counsel shall have the right to require that Holder timely execute an attestation as to Holder not being an Affiliate of Parent and that the Holder (and its Affiliates, successors and assigns) have fully complied with the terms applicable to Holder under this Leak-Out Agreement and reasonable evidence of such compliance.

This Leak-Out Agreement shall not be effective unless signed and delivered by all Holders of Units acquired pursuant to the SPA.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity

Very truly yours,

DKR VENTURES, LLC

__/s/ Barry Honig ___________

Barry Honig, Sole Member

List of Restricted Securities:

______________________________

______________________________

______________________________

______________________________

Agreed to and Acknowledged:

PAULSON CAPITAL (DELAWARE) CORP.

By: ___/s/ Trent Davis____________________

       Name: Trent Davis

       Title: President

VARIATION BIOTECHNOLOGIES (US), INC.

By: __/s/_J. Baxter____________________

       Name: J.R. Baxter

       Title: President and CEO